EXHIBIT 10.27

RACC

GROUP A ENGINE OVERHAUL NOTE

Raytheon Aircraft Credit Corporation

1. Restructuring Agreement. Reference is hereby made to (i) that certain Restructuring Agreement (as amended and in effect from time to time, the “Restructuring Agreement”), dated as of December 31, 2002, by and between Great Lakes Aviation, Ltd., an Iowa corporation (the “Debtor”), and Raytheon Aircraft Credit Corporation, a Kansas corporation (“RACC”) and (ii) that certain forbearance extension letter dated as of December 11, 2003 (the “Forbearance Letter”), by and between the Debtor and RACC. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Restructuring Agreement.

2. Promise to Pay. FOR VALUE RECEIVED, the undersigned hereby absolutely and unconditionally promises to pay to the order of RACC, at its place of business at 101 S. Webb Street, Suite 300, Wichita, Kansas 67207 (together with its successors and assigns hereinafter referred to as “RACC”), in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($2,250,000.00) (as such amount may be adjusted in accordance with the provisions of Section 3 of the Forbearance Letter, the “Principal Sum”). All payments made pursuant to this promissory note (this “Promissory Note”) will be made free and clear of, and without deduction for, withholding, setoff, recoupment or counterclaim of any kind.

3. Interest Rate. In addition to Debtor’s payment of the Principal Sum, Debtor shall pay interest to RACC on the outstanding Principal Sum at the rate per annum equal to LIBOR plus four hundred (400) basis points. Interest on this Promissory Note shall be payable in cash monthly in arrears commencing on the earlier of: (1) last day of the month during which the final Group A Aircraft is returned to RACC pursuant to paragraph 3 of the Forbearance Letter (the “Repayment Commencement Date”) or (2) April 30, 2004. The annual rate of interest applicable hereunder from time to time, as specified above, is referred to herein as the “Interest Rate.” All interest shall be calculated on the basis of a 360-day year and actual days outstanding. Notwithstanding anything set forth in this Promissory Note to the contrary, in no event shall the rate of interest payable pursuant to this Section 3 be higher than the maximum amount permitted under applicable law. “LIBOR” shall mean the rate of interest determined by RACC at which Dollar deposits for ninety (90) days are offered based on information provided in The Wall Street Journal on the second business day prior to the date of the issuance of this Promissory Note or the first day of January, April, July and October, as applicable, provided, however, that if the rate described above does not appear in The Wall Street Journal on any applicable interest determination date, LIBOR shall be the rate determined by RACC in good faith based on the offered rates for deposits in Dollars for ninety (90) days that are then offered by major banks in the London interbank market. LIBOR shall be adjusted on the first business day of each calendar quarter to reflect any increase or decrease in LIBOR as of that date.

4. Late Payment Charge. While an Event of Default (as defined below) is continuing, Debtor agrees to pay to RACC interest on the unpaid principal balance hereunder or other amounts payable hereunder (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to LIBOR plus six hundred basis points (the “Default Interest Rate”) until such Event of Default has been cured or waived in writing by RACC (after as well as before judgment).

5. Repayment. The Principal Sum shall be paid to RACC in sixty (60) equal monthly payments at the end of each month commencing on the earlier of : (1) the last day of the month during which the final Group A Aircraft is returned to RACC pursuant to paragraph 3 of the Forbearance Letter (the “Repayment Commencement Date”) or (2) April 30, 2004, provided, however, that in the event that the Principal Sum is adjusted in accordance with Section 3 of the Forbearance Letter, the remaining monthly payments after such adjustment shall be adjusted accordingly on an equal basis. All amounts of principal and interest not repaid by Debtor prior to the last day of the month that is sixty (60) months after the Repayment Commencement Date (the “Due Date”) shall be paid in full on the Due Date.

6. Taxes. All payments (whether of principal, interest or otherwise) made by Debtor to RACC pursuant to this Promissory Note will be free and clear of and without deduction for any taxes, levies, duties, charges, fees or withholdings of any nature, provided, however, that taxes based on the net income of RACC are specifically excluded from the provisions of this Section 6. If Debtor is required by law to make any such deduction or withholding, the sum due from Debtor will be increased to the extent necessary to ensure that RACC receives a sum equal to what it would have received had no such deduction or withholding been required. Within thirty (30) days after Debtor has made any payment from which it is required by law to make any deduction or withholding, Debtor will deliver to RACC a receipt issued by the applicable tax or other authority evidencing the deduction or withholding.

7. Prepayment. The Debtor may prepay this obligation in part or in full at any time without any premium or penalty. Any partial prepayment shall be applied to the installments of principal in inverse order of maturity and in accordance with Section 11(C) of the Restructuring Agreement.

8. Covenants. Debtor covenants and agrees that, until the payment and satisfaction in full of all the obligations of and amounts owed by Debtor under this Promissory Note, Debtor will:

(a) furnish RACC with such financial information with respect to Debtor or the collateral described in the Security Agreements and in Section 13 of the Restructuring Agreement (the “Collateral”) as RACC may reasonably request;

(b) keep true and accurate books of account with respect to the Collateral and to permit RACC or its designated representatives to inspect the Collateral and the Aircraft and to examine and be advised as to such records upon the request of RACC;

(c) comply with any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon Debtor or affecting any of its property;

(d) notify RACC promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any change of name or address of Debtor, (iii) any threatened or pending litigation or similar proceeding affecting Debtor or any material change in any such litigation or proceeding previously reported and (iv) any claims of any nature against the Collateral or the Aircraft; and

(e) cooperate with RACC, take such action, execute such documents, and provide such information as RACC may from time to time request in order further to effect the transactions contemplated by and the purposes of this Promissory Note and the other Transaction Documents.

9. Security Agreement. The payment and performance of all of the Obligations due RACC by Debtor under this Promissory Note, and any renewals, extensions or changes hereof, including all such Obligations that would become due but for the operation of the automatic stay pursuant to section 362(a) of the Federal Bankruptcy Code and the operation of sections 502(b) and 506(b) of the Federal Bankruptcy Code and including, without limitation, post-petition interest (collectively, the “Obligations”), shall be secured by the Corporate Security Documents, the Group B Security Documents and any other collateral security now or hereafter granted to RACC by the Debtor.

10. Purpose of Loan; Usury. Debtor warrants and represents to RACC that this loan is for business and commercial purposes and not for personal, family, household or agricultural purposes. It is agreed, notwithstanding any provision to the contrary in any of the Transaction Documents, in no event will this Promissory Note require the payment of interest or charges in excess of the maximum amount permitted by applicable law (the “Maximum Rate”) and the payment of obligations of Debtor under this Promissory Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Promissory Note shall include amounts which by law are deemed interest and would exceed the Maximum Rate, Debtor stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Debtor and RACC, and RACC shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Debtor.

11. Waiver. The Debtor hereby waives presentment, demand for payment, notice of non-payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Promissory Note, protest and impairment of collateral, as well as diligence in collecting this Promissory Note or enforcing any of the security therefor, and consents to all extensions, deferrals, partial payments and refinancings hereof before or after maturity.

12. Events of Default; Acceleration. If any of the following events (each an “Event of Default”) shall occur:

(a) Debtor shall fail to pay any principal of interest on this Promissory Note or any other sum due under this Promissory Note, any Transaction Document, or any other note or other agreement between Debtor and RACC whether the same becomes due and such failure shall continue for ten (10) days beyond the due date of such payment;

(b) Debtor shall fail to perform any term, covenant or agreement contained in any of the Transaction Documents and such failure shall continue for thirty (30) days after written notice;

(c) any representation or warranty of Debtor in any of the Transaction Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

(d) Debtor shall be in default under any agreement or agreements evidencing (i) any other debt and similar monetary obligations (including, without limitation, capitalized leases, synthetic leases or securitization transactions) (collectively, “Indebtedness”) owing to RACC or any of its affiliates, or (ii) any other Indebtedness in excess of $100,000.00 in aggregate principal amount, or shall fail to pay any such Indebtedness when due or within any applicable period of grace;

(e) any of the Transaction Documents shall cease to be in full force and effect;

(f) Debtor (i) shall make an assignment for the benefit of creditors; (ii) shall be adjudicated bankrupt or insolvent; (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such ease or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

(g) Debtor shall be unable to pay its debts as they mature;

(h) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against Debtor that, together with other outstanding claims and execution actions against Debtor, respectively, exceeds $100,000.00 in the aggregate;

(i) to the extent not covered by insurance, any of the Aircraft shall have been lost, stolen or confiscated or shall have incurred substantial damage or have been destroyed to such an extent that the repair thereof is impracticable (as determined solely by RACC); or

j) Debtor (i) sells, transfers or disposes of all or substantially all of its respective stock, assets or property, (ii) becomes the subject of, or engages in, a leveraged buy-out, or (iii) terminates its existence by merger, reorganization or consolidation.

THEN, or at any time thereafter:

(1) In the case of any Event of Default under clauses (f) or (g), the entire unpaid principal amount of this Promissory Note and all other amounts payable hereunder shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Debtor; and

(2) In the case of any Event of Default other than under clauses (f) or (g), RACC may, by written notice to Debtor, declare the unpaid principal amount of this Promissory Note and all other amounts payable hereunder, to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Debtor.

In addition to and without in any way limiting the foregoing, upon the occurrence of an Event of Default or at any time thereafter, RACC may employ all remedies allowed by law, including, without limitation, those available to a secured party under the Uniform Commercial Code. No remedy herein conferred upon RACC is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

13. Obligations Absolute. Debtor’s payment and performance obligations under this Promissory Note and the other Transaction Documents are absolute and unconditional. Any claim that Debtor may now or hereafter have against RACC or any affiliate thereof arising out of or in connection with the Aircraft, any of the other Collateral or any other matter shall not affect or excuse the unconditional obligation of Debtor to make any payment required to be made to RACC under the Transaction Documents, and shall not be used or asserted as a defense to payment of such obligation or as set-off, counterclaim or deduction against such payment. RACC shall have no obligation or responsibility with respect to any dispute that may arise between Debtor and any such foregoing person, and no such dispute shall prevent RACC from taking such action as it may deem appropriate in order to preserve, protect or enforce its rights hereunder.

14. Debtor’s Agreement to Pay Enforcement Costs, Etc. Debtor further agrees to pay to RACC, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by RACC in connection with the Obligations, this Promissory Note and the enforcement hereof, together with interest on amounts recoverable under this Section 14 from the time when such amounts become due until payment, whether before or after judgment, at the Default Interest Rate, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

15. Waiver of Default. No waiver by RACC of any default shall be effective unless in writing, nor operate as a waiver of any other default or of the same default in the future.

16. Change of Address. Debtor will notify RACC in writing of any change of address from that shown herein within ten (10) days of such change.

17. GOVERNING LAW AND CHOICE OF FORUM. THIS PROMISSORY NOTE WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS PROMISSORY NOTE SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN EVENT OF DEFAULT SHOULD OCCUR, RACC (AT ITS SOLE OPTION) MAY INSTITUTE LEGAL PROCEEDINGS IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR RACC TO OBTAIN POSSESSION OF THE COLLATERAL OR OTHERWISE REALIZE UPON ITS SECURITY. THE PARTIES HEREBY CONSENT AND AGREE TO E SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS.

18. WAIVER OF RIGHT TO JURY TRIAL. ALL PARTIES TO THIS AGREEMENT HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS PROMISSORY NOTE.

19. Damages. To the extent that any party hereto is subject to liability for any breach under this Promissory Note, the liability of such party shall be limited to the actual and direct monetary damages caused by such breach. In no event shall any party hereto be liable for indirect, special, consequential, multiple or punitive damages, or any damage deemed to be of an indirect or consequential nature arising out of or related to its performance hereunder, whether based upon breach of contract, warranty, negligence and whether grounded in tort, contract, civil law or other theories of liability, including strict liability. To the extent that this limitation of liability conflicts with any other provision(s) in this Promissory Note, said provision(s) shall be regarded as amended to whatever extent required to make such provision(s) consistent with this Section 19.

20. Enforceability. The unenforceability of any provision hereof shall not affect the validity of any other provision hereof.

21. Binding Agreement. All obligations of Debtor hereunder shall bind the heirs, agents and attorneys-in-fact, successors and assigns of Debtor.

All rights of RACC hereunder shall inure to the benefit of its successors and assigns.

22. Assignment. RACC may transfer or assign all or any part of its interest in this Promissory Note without the consent of Debtor or any other party. Debtor shall not sell, assign, transfer, encumber or convey any of its interests in the Collateral or in this Promissory Note without the prior written consent of RACC.

23. Entire Agreement. The Transaction Documents constitute the entire agreement between and among the parties with respect to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties not expressly set forth herein. This Promissory Note shall not be changed orally, but only by writing signed by the parties hereto.

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DEBTOR HEREIN ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS ALL OF THE TERMS AND CONDITIONS OF THIS PROMISSORY NOTE. BY EXECUT1ON HEREOF, THE UNDERSIGNED HEREBY CERTIFIES THAT HE/SHE IS DULY AUTHORIZED TO EXECUTE THIS PROMISSORY NOTE IN THE CAPACITY STATED BELOW.

Executed this 31st day of December, 2003.

Debtor:	Great Lakes Aviation, Ltd.

	/s/ Charles R. Howell, IV	CEO
	(signature)	(title)

Address:	1022 Airport Parkway
Cheyenne, Wyoming 82001

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